FOR IMMEDIATE RELEASE

CONTACT
Philip A. Baratelli
Chief Financial Officer
Clarus Corporation
(203) 428-2000
pbaratelli@claruscorp.com

CLARUS ANNOUNCES 2007 RESULTS

STAMFORD, CONNECTICUT -- MARCH 7, 2008 -- Clarus Corporation (OTC:CLRS) today announced financial results for the quarter and fiscal year ended December 31, 2007. Clarus reported no revenues for the quarter and fiscal years ended December 31, 2007 and 2006. Net loss for the fourth quarter of 2007 was $202,000 or $0.01 per diluted share compared to net income of $16,000 or $0.00 per diluted share during the comparable period of 2006. For the quarter ended December 31, 2007, the increase in net loss was primarily due to higher non-cash stock option related expense and lower interest income from declining interest rates on our cash, cash equivalents and marketable securities, compared to the prior year quarter. Net income for the fiscal year ended December 31, 2007 was $117,000 or $0.01 per diluted share compared to a net loss of $1.3 million or $0.08 per diluted share during the comparable period of 2006. For the fiscal year ended December 31, 2007, the increase in net income was primarily due to a decrease of $1.4 million in transaction expenses and higher interest income for the full year period from rising interest rates year over year, partially offset by non-cash stock option related expense.

As of December 31, 2007, Clarus' cash, cash equivalents and marketable securities were $87.1 million (or $5.01 gross cash per share) compared to $84.4 million as of December 31, 2006. Gross cash per share at December 31, 2007 equals cash, cash equivalents and marketable securities of $87.1 million divided by 17.4 million common shares outstanding. Clarus has provided this Non-GAAP measure because it believes that it is useful to investors assessing the extent of Clarus' assets available for redeployment. Clarus is unaware of any comparable GAAP measure.

Clarus estimates that it has available net operating loss, capital loss, research and experimentation credit and alternative minimum tax credit carryforwards for U.S. federal income tax purposes of approximately $223.1 million, $1.6 million, $1.3 million and $56,000, respectively, which expire in varying amounts beginning in the year 2008, after application of the limitation under Section 382 of the Internal Revenue Code.

Clarus, formerly a provider of e-commerce business solutions, is seeking to redeploy its assets and use its substantial cash, cash equivalent assets and marketable securities to enhance stockholder value. Warren B. Kanders, Executive Chairman of Clarus, stated, “While we recognize that we are currently in a challenging credit market which has made for a more difficult acquisition environment, we believe our cash resources and public company structure provide us a meaningful advantage in pursuing an initial business combination. We are focused on pursuing an acquisition of an established market leader with strong free cash flow generation and minimum EBITDA of $25.0 million and will continue our efforts to redeploy the Company’s assets as expeditiously as reasonably possible. In 2007, our weighted average interest yield was 4.95%. However, due to the decline in interest rates, we expect to incur a net loss in 2008.”

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Clarus' beliefs, expectations, intentions and strategies regarding Clarus, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value, the unavailability of our net operating loss carry forward, and that the unaudited financial information provided in this press release may be adjusted as a result of the year end audit. Clarus cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Clarus as of the date of this release and Clarus assumes no obligation to update the forward-looking statements contained herein.

For further information regarding the risks and uncertainties in connection with Clarus' business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of Clarus' filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at our web site at http://www.claruscorp.com or the SEC's web site at http://www.sec.gov.

CLARUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2007 and 2006
(In Thousands, Except Share and Per Share Amounts)

ASSETS
	2007	2006
CURRENT ASSETS:
Cash and cash equivalents	$41,886	$1,731
Marketable securities	45,223	82,634
Interest receivable	15	402
Prepaids and other current assets	175	207

Total current assets	87,299	84,974

PROPERTY AND EQUIPMENT, NET	1,381	1,699

Total assets	$88,680	$86,673

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$618	$680
Total current liabilities	618	680

Deferred rent	343	277
Total liabilities	961	957

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value; 5,000,000 shares authorized; none issued	--	--
Common stock, $.0001 par value; 100,000,000 shares authorized; 17,441,747 and 17,188,622 shares issued; and 17,366,747 and 17,113,622 outstanding in 2007 and 2006, respectively	2	2
Additional paid-in capital	369,827	367,945
Accumulated deficit	(282,121)	(282,238)
Less treasury stock, 75,000 shares at cost	(2)	(2)
Accumulated other comprehensive gain	13	9
Total stockholders' equity	87,719	85,716
Total liabilities and stockholders' equity	$88,680	$86,673

CLARUS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		YEARS ENDED DECEMBER 31,
	2007	2006	2007	2006
REVENUES:
License fees	$--	$--	$--	$--
Total revenues	--	--	--	--

OPERATING EXPENSES:

General and administrative	1,123	973	3,767	3,530
Transaction expense	(21)	18	(13)	1,431
Depreciation	89	87	359	346
Total operating expenses	1,191	1,078	4,113	5,307

OPERATING LOSS	(1,191)	(1,078)	(4,113)	(5,307)
OTHER EXPENSE	5	--	6	--
INTEREST INCOME	997	1,094	4,239	4,016
NET INCOME (LOSS) BEFORE TAXES	$(199)	$16	$120	$(1,291)

INCOME TAXES	3	--	3	--
NET INCOME (LOSS)	$(202)	$16	$117	$(1,291)

Net income (loss) per common share:
Basic	$(0.01)	$0.00	$0.01	$(0.08)
Diluted	$(0.01)	$0.00	$0.01	$(0.08)

Weighted average shares outstanding:
Basic	16,684	16,614	16,658	16,613
Diluted	16,684	16,958	17,051	16,613

CLARUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2007 and 2006
(In Thousands, Except Share Amounts)

	2007	2006
OPERATING ACTIVITIES:
Net income (loss)	$117	$(1,291)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	359	346
Amortization of (discount) and premium on securities, net	(2,929)	(2,405)
Amortization of equity compensation plans	444	301
Changes in operating assets and liabilities:
Decrease/(increase) in interest receivable, prepaids and other current assets	419	(154)
Decrease in deposits and other long-term assets	--	956
Decrease in accounts payable and accrued liabilities	(62)	(781)
Increase in deferred rent	66	69
Net cash used in operating activities	(1,586)	(2,959)

INVESTING ACTIVITIES:
Purchase of marketable securities	(150,803)	(161,004)
Proceeds from the sale and maturity of marketable securities	191,147	142,473
Disposal of equipment	7	--
Purchase of property and equipment	(48)	(49)
Net cash provided by (used in) investing activities	40,303	(18,580)

FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	1,438	--
Net cash provided by financing activities	1,438	--

CHANGE IN CASH AND CASH EQUIVALENTS	40,155	(21,539)
CASH AND CASH EQUIVALENTS, beginning of year	1,731	23,270
CASH AND CASH EQUIVALENTS, end of year	$41,886	$1,731